EXHIBIT 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX CORPORATION REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

REDWOOD CITY, Calif., November 11, 2003 – Ampex Corporation (Amex:AXC) reported net income of $3.6 million or $0.98 per diluted share for the third quarter of 2003. Giving effect to a benefit from extinguishment of preferred stock, the Company reported net income applicable to common stockholders of $4.6 million or $1.24 per diluted share in the third quarter of 2003. In the third quarter of 2002, the Company reported net income of $0.1 million or $0.02 per diluted share and net income applicable to common stockholders of $1.1 million or $0.31 per diluted share.

The Company’s revenues, which are comprised of royalties from licensing its patents and product sales and service revenue of its Data Systems subsidiary, totaled $10.2 million in the third quarter of 2003 compared to $9.0 million in the third quarter of 2002. Royalty income from licensing totaled $1.7 million and contributed an operating profit of $1.5 million or $0.41 per diluted share in the third quarter of 2003 compared to royalty income of $0.9 million and operating profit of $0.7 million or $0.19 per diluted share in the third quarter of 2002. Operating income from Data Systems amounted to $1.5 million or $0.41 per diluted share in the third quarter of 2003 compared to $0.4 million or $0.12 per diluted share in the third quarter of 2002. Results for the third quarter of 2003 were favorably impacted by the resolution of an environmental contingency of $0.13 per diluted share. Interest expense and other financing costs, net, accounted for $2.2 million or $0.59 loss per diluted share versus $2.1 million or $0.57 loss per diluted share in the third quarters of 2003 and 2002, respectively. Net income for the third quarter of 2003 benefited from the reversal of accruals provided in prior years for Foreign, Federal and State income taxes of $4.2 million or $1.12 per diluted share due to proposed settlements with tax authorities and closure of certain years to audit. In the third quarter of 2002 similar circumstances gave rise to income tax accrual reversals amounting to $2.5 million or $0.68 per diluted share.

On October 30, 2003, the Company redeemed all of its outstanding shares of 8% Noncumulative Redeemable Preferred Stock and paid the redemption price by issuing shares of its Class A Common Stock. Accordingly, the Company issued 450,600 shares of Class A Common Stock, representing approximately 12% of its common stock outstanding after such issuance, in exchange for $22,530,000 face amount of Preferred Stock, which was cancelled. As previously announced, the Company will recognize in its fourth quarter financial statements a non-taxable benefit applicable to common stockholders of approximately $20.9 million from extinguishment of the Preferred Stock.

Ampex Corporation, www.Ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of l995 (collectively, “forward-looking statements”). Forward-looking statements relate to various aspects of the Company’s operations and strategies, including but not limited to the effects of having experienced significant losses in the past and the risk that the Company may incur losses in the future; the Company’s limited liquidity and significant interest expenses; its sales and royalty forecasts for future periods not being attained; the Company’s marketing, product development, acquisition, investment, licensing and other strategies not being successful; possible future issuances of debt or equity securities; new business development and industry trends; the possible need to raise additional capital in order to meet the Company’s obligations and most other statements that are not historical in nature. Important factors that could cause actual results to differ materially from those described in the forward-looking statements are described in cautionary statements included in this news release and/or in the Company’s 2002 Annual Report on Form 10-K filed with the SEC, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003 filed with the SEC and its Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2003, expected to be filed with the SEC shortly. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this news release, and the Company disclaims any obligations to update such statements.

AMPEX CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,828	$7,579
Short-term investments	—	1,483
Accounts receivable (net of allowances of $78 in 2003 and $112 in 2002)	2,599	4,064
Inventories	6,966	7,336
Other current assets	2,982	2,368

Total current assets	24,375	22,830

Property, plant and equipment	5,066	5,757
Other assets	1,666	752

Total assets	$31,107	$29,339

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$146	$457
Accounts payable	977	962
Net liabilities of discontinued operations	900	1,108
Accrued restructuring costs	1,300	1,300
Other accrued liabilities	8,233	10,471

Total current liabilities	11,556	14,298
Long-term debt	71,806	68,218
Other liabilities	62,309	64,413
Accrued restructuring costs	699	1,700
Net liabilities of discontinued operations	2,506	3,024

Total liabilities	148,876	151,653

Commitments and contingencies

Mandatorily redeemable nonconvertible preferred stock, $1,000 liquidation value:
Authorized: 69,970 shares in 2003 and in 2002
Issued and outstanding—none in 2003 and in 2002	—	—

Mandatorily redeemable preferred stock, $2,000 liquidation value:
Authorized: 21,859 shares in 2003 and in 2002
Issued and outstanding—11,266 shares in 2003; 12,877 in 2002	22,532	25,754

Convertible preferred stock, $2,000 liquidation value:
Authorized: 10,000 shares in 2003 and in 2002
Issued and outstanding—none in 2003 and in 2002	—	—

Stockholders’ deficit:
Preferred stock, $1.00 par value:
Authorized: 898,171 shares in 2003 and in 2002
Issued and outstanding—none in 2003 and in 2002	—	—
Common stock, $.01 par value:
Class A:
Authorized: 175,000,000 shares in 2003 and in 2002
Issued and outstanding—3,277,417 shares in 2003; 3,170,610 shares in 2002	33	32
Class C:
Authorized: 50,000,000 shares in 2003 and in 2002
Issued and outstanding—none in 2003 and in 2002	—	—
Other additional capital	431,867	428,501
Accumulated deficit	(508,833)	(512,828)
Accumulated other comprehensive income	(63,368)	(63,773)

Total stockholders’ deficit	(140,301)	(148,068)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$31,107	$29,339

AMPEX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002
	(unaudited)
Royalty income	$1,744	$891	$7,702	$3,416
Product revenue	6,367	6,072	17,950	18,489
Service revenue	2,065	2,038	7,049	6,396

Total revenue	10,176	9,001	32,701	28,301

Intellectual property costs	205	186	796	607
Cost of product and service revenue	4,595	5,466	13,087	15,261
Research, development and engineering	696	648	2,326	1,968
Selling and administrative	2,848	2,926	9,095	7,887

Total costs and operating expenses	8,344	9,226	25,304	25,723

Operating income (loss)	1,832	(225)	7,397	2,578

Interest expense	2,215	2,127	6,716	6,286
Amortization of debt financing costs	15	15	43	446
Interest income	(57)	(54)	(86)	(332)
Other (income) expense, net	2	2	35	194

Income (loss) before income taxes	(343)	(2,315)	689	(4,016)

Provision for (benefit of) income taxes	(3,981)	(2,402)	(3,306)	(2,124)

Net income (loss)	3,638	87	3,995	(1,892)

Benefit from extinguishment of mandatorily redeemable preferred stock	974	1,039	3,041	3,162

Net income applicable to common stockholders	4,612	1,126	7,036	1,270

Other comprehensive income, net of tax:
Foreign currency translation adjustments	(67)	(8)	(54)	80
Minimum pension adjustment	(117)	—	(351)	—

Comprehensive income	$4,428	$1,118	$6,631	$1,350

Basic income (loss) per share :
Income (loss) per share	$1.12	$0.03	$1.25	$(0.61)
Income per share applicable to common stockholders	$1.42	$0.36	$2.19	$0.41

Weighted average number of common shares outstanding	3,256,173	3,127,886	3,207,382	3,105,733

Diluted income (loss) per share :
Income (loss) per share	$0.98	$0.02	$1.09	$(0.61)
Income per share applicable to common stockholders	$1.24	$0.31	$1.92	$0.41

Weighted average number of common shares outstanding	3,711,333	3,664,446	3,658,087	3,105,733